[Arthur Andersen LLP letterhead]

                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and all references to our firm) included in or made a part of this registration statement.


                                                   /s/ Arthur Andersen LLP


Charlotte, North Carolina,
June 16, 1999